Exhibit 16.1

May 12, 2008

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by American Nortel Communications, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K/A dated March 28, 2008.

We have reviewed the contents of paragraph (a) of Item 4.01 of such Current Report on Form 8-K/A and agree with the statements contained therein.

Yours truly,

/s/ Epstein, Weber & Conover, PLC